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EXHIBIT 99.1 PARENT VOTING AGREEMENT


                             PARENT VOTING AGREEMENT


     This Parent Voting Agreement ("AGREEMENT") is made and entered into as of January 15, 2000, between Caere Corporation, a Delaware corporation (the "COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of ScanSoft, Inc., a Delaware corporation ("PARENT").

                                    RECITALS

A. Concurrently with the execution of this Agreement, Parent, the Company and Scorpion Acquisitions Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization attached hereto and made a part hereof (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub and the Company. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be converted at the Effective Time (as defined in the Merger Agreement) into shares of Common Stock of Parent and the right to receive cash on the basis described in the Merger Agreement.

B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of capital stock of the Company indicated on Annex I to this Agreement.

C. As a material inducement to enter into the Merger Agreement, Parent and the Company desire the Stockholder to agree, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Stockholder is willing to agree, to vote the Shares and New Shares (as defined below) so as to facilitate consummation of the Merger.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. Agreement to Vote Shares; Additional Purchases; Transfers and
Encumbrance.

          1.1 Agreement to Vote Shares. During the term of this Agreement, at every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Stockholder shall cause the Shares and any New Shares (as defined below) to be voted in favor of the issuance of shares of Parent Common Stock pursuant to the Merger, and an amendment to Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock by an amount sufficient to permit Parent to effect the lawful and valid issuance to the stockholders of the Company of that number of shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger Agreement.

          1.2 Definition. For purposes of this Agreement, "SHARES" shall mean all issued and outstanding shares of capital stock of Parent for which Stockholder is the beneficial owner or over which Stockholder has voting control, including any securities convertible into, or exercisable or exchangeable for shares of Parent's capital stock, all as set forth on Annex I attached hereto.

          1.3 Additional Purchases. Stockholder agrees that any shares of capital stock of
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Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership or voting control after the execution of this Agreement and prior to the date of termination of this Agreement ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          1.4 Transfer and Encumbrance. Without the prior written consent of the Company, Stockholder agrees not to transfer, sell, exchange, pledge, gift, or otherwise dispose of or encumber (collectively, "TRANSFER") any of the Shares or any New Shares or to make any offer or agreement relating thereto. Stockholder acknowledges that the intent of the foregoing sentence is to ensure that the Company retains the right under the Proxy (as defined in Section 2 hereof) to vote the Shares and any New Shares in accordance with the terms of the Proxy.

     2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the "PROXY") with respect to the Shares and New Shares, which, subject to Section 6 hereof, shall be irrevocable to the fullest extent permitted by applicable law.

     3. Representations and Warranties of the Stockholder.

          (i) Stockholder is the beneficial owner of the Shares free and clear of any liens, claims, options, charges or other encumbrances.

          (ii) Stockholder does not beneficially own any securities of Parent other than the shares of Common Stock of Parent and options and warrants to purchase shares of Common Stock of Parent indicated on Annex I to this Agreement.

          (iii) Except as set forth in the Voting Agreement dated as of March 2, 1999, by and among Parent, Xerox Corporation, and certain of the stockholders of Parent, Stockholder (A) has full authority to vote and direct the voting of the Shares; (B) does not beneficially own any securities of Parent other than the Shares indicated on the final page of this Agreement; and (C) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     4. Additional Documents; Stockholder Agreement. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the intent of this Agreement.

     5. Consent and Waiver. During the term of this Agreement, Stockholder shall give any consents or waivers that are reasonably required for the consummation of the Merger pursuant to the Merger Agreement under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     6. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) such date and time as the Merger Agreement shall have been terminated in accordance with its terms, or (iii) the amendment, extension or waiver of any of the material provisions of the Merger Agreement unless Stockholder has given its prior written consent to same.
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     7. Miscellaneous.

          7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and any person or entity to which legal or beneficial ownership of such Shares or New Shares shall pass whether by operation of law or otherwise, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

          7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person or sent by overnight courier by a reputable carrier (prepaid) to the respective parties as follows:

        If to the Company:      Caere Corporation
                                100 Cooper Court
                                Los Gatos, CA 95030
                                Attn:  President and Chief Executive Officer

        With a copy to:         Cooley Godward LLP
                                5 Palo Alto Square
                                3000 El Camino Real
                                Palo Alto, California 94306
                                Attention:     Keith Flaum, Esq.

        If to the Stockholder:  To the address for notice set forth on the signature page hereof.

        With a copy  to:        Xerox Corporation
                                P.O. Box 1600
                                800 Long Ridge Road
                                Stamford, Connecticut 06904
                                Attention: Senior Vice President and
                                             General Counsel
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or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to any principles of conflict of laws thereof which would require a different choice of law).

          7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.
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     IN WITNESS WHEREOF, the parties have caused this Parent Voting Agreement to be duly executed on the date and year first above written.

                                            COMPANY

                                            By: /s/ Robert G. Teresi
                                               ---------------------------------
                                               Name: Robert G. Teresi
                                               Title: President and Chief
                                                        Executive Officer

                                            STOCKHOLDER:
                                            By: /s/ Paul Ricci
                                               ---------------------------------
                                               Name: Paul Ricci
                                               Title: Vice President,
                                                        Corporate Development

                                            Stockholder's Address for Notice:
                                            P. O. Box 1600
                                            800 Long Ridge Road
                                            Stamford, Connecticut  06904



                   [SIGNATURE PAGE TO PARENT VOTING AGREEMENT]


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                                     ANNEX I

Stockholder beneficially owns and has voting control over the following capital stock of Parent:

Common Stock

1.      11,853,602 shares of Common Stock of Parent.

Options, Warrants and Other Convertible Securities

        1.  0 shares of capital stock issuable upon exercise of Stock Options.

        2. 316,630 shares of Common Stock issuable upon exercise of Warrants (as of January 14, 2000).

        3. 3,562,238 shares of Series B Preferred Stock issuable upon exercise or conversion of other outstanding securities of Parent.


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                                    EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned Stockholder of ScanSoft, Inc., a Delaware corporation (the "PARENT"), hereby irrevocably appoints the directors on the Board of Directors of Caere Corporation, a Delaware corporation (the "COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and New Shares (as each such term is defined in the Parent Voting Agreement of even date between Parent and the Stockholder (the "VOTING AGREEMENT")) on the matters described below (and on no other matter), until such time as the Voting Agreement shall be terminated in accordance with its terms. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable (to the fullest extent permitted by law and subject to the termination of the Proxy as set forth in Section 6 of the Voting Agreement), is granted pursuant to the Voting Agreement, is granted in consideration of the Company entering into the Merger Agreement and is coupled with an interest. The attorneys and proxies named above will be empowered at any time prior to the termination of this proxy pursuant to Section 6 of the Voting Agreement to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares and the New Shares) of the undersigned at every annual, special or adjourned meeting of Parent's stockholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares and the New Shares in favor of the issuance of shares of Parent Common Stock pursuant to the Merger, and an amendment to Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock by an amount sufficient to permit Parent to effect the lawful and valid issuance to the stockholders of the Company of the number of shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger Agreement (collectively, the "SPECIFIED MATTERS").

     The attorneys and proxies named above may only exercise this proxy to vote the Shares and any New Shares subject hereto at any time prior to the termination of this proxy pursuant to Section 6 of the Voting Agreement, at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting. The undersigned Stockholder may vote the Shares and New Shares on all matters other than the Specified Matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.


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This proxy is irrevocable and coupled with an interest.

Dated:  January 15, 2000

Signature of Stockholder: /s/ Paul Ricci
                          -----------------------------

Print Name of Stockholder: Xerox Imaging Systems, Inc.
                           ---------------------------




                                   ***PROXY***